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                                TELIGENT, L.L.C.
                     (a Delaware limited liability company)

                                       and

                                 TELIGENT, INC.
                            (a Delaware corporation)

                    1,100,000 Shares of Class A Common Stock
                         (Par Value U.S.$.01 Per Share)

                        INTERNATIONAL PURCHASE AGREEMENT

Dated:  November __, 1997

--------------------------------------------------------------------------------

                                Table of Contents

INTERNATIONAL PURCHASE AGREEMENT................................................................................  1

         SECTION 1.           Representations and Warranties....................................................  4
                  (a)         Representations and Warranties by the L.L.C. and the Issuer.......................  4
                              (i)       Compliance with Registration Requirements...............................  4
                              (ii)      Independent Accountants.................................................  5
                              (iii)     Financial Statements....................................................  5
                              (iv)      No Material Adverse Change in Business..................................  6
                              (v)       Good Standing of the L.L.C..............................................  6
                              (vi)      Good Standing of the Issuer.............................................  6
                              (vii)     Good Standing of Subsidiaries...........................................  6
                              (viii)    Capitalization of the Company...........................................  7
                              (ix)      Authorization of Agreement..............................................  7
                              (x)       Authorization and Description of Securities.............................  7
                              (xi)      Absence of Defaults and Conflicts.......................................  8
                              (xii)     Absence of Labor Dispute................................................  9
                              (xiii)    Absence of Proceedings..................................................  9
                              (xiv)     Accuracy of Exhibits....................................................  9
                              (xv)      Possession of Intellectual Property.....................................  9
                              (xvi)     Absence of Further Requirements.........................................  9
                              (xvii)    Possession of Licenses and Permits...................................... 10
                              (xviii)   Title to Property....................................................... 10
                              (xix)     Investment Company Act.................................................. 11
                              (xx)      Environmental Laws...................................................... 11
                              (xxi)     Registration Rights..................................................... 11
                              (xxii)    Transactions............................................................ 11
                              (xxiii)   Insurance Coverage...................................................... 12
                              (xxiv)    Absence of Dividend Restrictions........................................ 12
                              (xxv)     Filings of Tax Returns.................................................. 12
                              (xxvi)    Maintenance of Internal Accounting Controls............................. 12
                  (b)         Officer's Certificates............................................................ 13

         SECTION 2.           Sale and Delivery to International Managers; Closing.............................. 13
                  (a)         International Initial Securities.................................................. 13
                  (b)         International Option Securities................................................... 13
                  (c)         Payment........................................................................... 13
                  (d)         Denominations; Registration....................................................... 14

         SECTION 3.           Covenants of the Issuer........................................................... 15
                  (a)         Compliance with Securities Regulations and Commission
                              Requests.......................................................................... 15
                  (b)         Filing of Amendments.............................................................. 15
                  (c)         Delivery of Registration Statements............................................... 15
                  (d)         Delivery of Prospectuses.......................................................... 16
                  (e)         Continued Compliance with Securities Laws......................................... 16

                  (f)         Rule 158.......................................................................... 16
                  (g)         Use of Proceeds................................................................... 16
                  (h)         Listing........................................................................... 17
                  (i)         Restriction on Sale of Securities................................................. 17
                  (j)         Reporting Requirements............................................................ 17
                  [(k)        Compliance with NASD Rules........................................................ 17

         SECTION 4.           Payment of Expenses............................................................... 18
                  (a)         Expenses.......................................................................... 18
                  (b)         Termination of Agreement.......................................................... 18

         SECTION 5.           Conditions of International Managers' Obligations................................. 18
                  (a)         Effectiveness of Registration Statement........................................... 18
                  (b)         Opinions of Counsel for the L.L.C. and the Issuer................................. 19
                  (c)         Opinion of Counsel for International Managers..................................... 19
                  (d)         Officers' Certificate............................................................. 20
                  (e)         Accountants' Comfort Letter....................................................... 20
                  (f)         Bring-down Comfort Letter......................................................... 20
                  (g)         Approval of Listing............................................................... 20
                  (h)         No Objection...................................................................... 20
                  (i)         Debt Transaction.................................................................. 21
                  (j)         Lock-up Agreements................................................................ 21
                  (k)         Transactions...................................................................... 21
                  (l)         Purchase of U.S. Initial Securities............................................... 21
                  (m)         Conditions to Purchase of International Option Securities......................... 21
                              (i)       Officers' Certificate................................................... 21
                              (ii)      Opinion of Counsel for Company.......................................... 22
                              (iii)     Opinion of Counsel for International Managers........................... 22
                              (iv)      Bring-down Comfort Letter............................................... 22
                  (n)         Additional Documents.............................................................. 22
                  (o)         Termination of Agreement.......................................................... 22

         SECTION 6.           Indemnification................................................................... 23
                  (a)         Indemnification of International Managers......................................... 23
                  (b)         Indemnification of Issuer, Directors and Officers................................. 24
                  (c)         Actions Against Parties; Notification............................................. 24
                  (d)         Settlement Without Consent if Failure to Reimburse................................ 25
                  (e)         Indemnification for Reserved Securities........................................... 25

         SECTION 7.           Contribution...................................................................... 25

         SECTION 8.           Representations, Warranties and Agreements to Survive
                              Delivery.......................................................................... 27

         SECTION 9.           Termination of Agreement.......................................................... 27
                  (a)         Termination; General.............................................................. 27

                  (b)         Liabilities....................................................................... 27

         SECTION 10.          Default by One or More of the International Managers.............................. 27
         SECTION 11.          Notices........................................................................... 28
         SECTION 12.          Parties........................................................................... 29
         SECTION 13.          GOVERNING LAW AND TIME............................................................ 29

         SECTION 14.          Effect of Headings................................................................ 29


SCHEDULES

         Schedule A - International Managers............................................................    Sch A-1
         Schedule B - Pricing Information...............................................................    Sch B-1
         Schedule C - Persons and Entities Subject to Lock-up...........................................    Sch C-1
         Schedule D - Subsidiaries of the Company.......................................................    Sch D-1


EXHIBITS

         Exhibit A - Form of Opinion of Company's Counsel.....................................................  A-1
         Exhibit B - Form of Opinion of Special Federal Regulatory Counsel....................................  B-1
         Exhibit C - Form of Opinion of General Counsel for the Company.......................................  C-1
         Exhibit D - Form of Lock-up Letter...................................................................  D-1

                                TELIGENT, L.L.C.
                     (a Delaware limited liability company)

                                       and

                                 TELIGENT, INC.
                            (a Delaware corporation)

                    1,100,000 Shares of Class A Common Stock
                         (Par Value U.S.$.01 Per Share)

                        INTERNATIONAL PURCHASE AGREEMENT



                                                             November __, 1997

MERRILL LYNCH INTERNATIONAL
SALOMON BROTHERS INTERNATIONAL LIMITED
BEAR, STEARNS, INTERNATIONAL LIMITED
GOLDMAN SACHS INTERNATIONAL
Ropemaker Place
25 Ropemaker Street
London EC2Y 9LY
England

Ladies and Gentlemen:

         Teligent L.L.C., a Delaware limited liability company (the "L.L.C.") and Teligent, Inc., a Delaware corporation (the "Issuer"; references herein to the "Company" mean, as the date hereof, the L.L.C., and, as of the Closing Time (as defined herein) and any Date of Delivery (as defined herein) the Issuer) confirm their agreement with Merrill Lynch International ("Merrill Lynch") and each of the other international underwriters named in Schedule A hereto (collectively, the "International Managers", which term shall also include any underwriter substituted as hereinafter provided in Section 10 hereof), for whom Merrill Lynch, Salomon Brothers International Limited, Bear, Stearns International Limited and Goldman Sachs International are acting as representatives (in such capacity, the "International Representatives"), with respect to the issue and sale by the Issuer and the purchase by the International Managers, acting severally and not jointly, of the respective numbers of shares of Class A Common Stock, par value $.01 per share, of the Issuer ("Class A Common Stock") set forth in said Schedule A, and with respect to the grant by the Issuer to the International Managers, acting severally and not jointly, of the option described in Section 2(b) hereof to purchase all or any part of 165,000 additional shares of Class A Common Stock to cover over-allotments, if any. The aforesaid $1,100,000 shares of Class A Common Stock (the "International Initial Securities") to be purchased by the International Managers and all or any part of the 165,000 shares of Class A Common Stock subject to the option described in Section 2(b) hereof (the "International Option Securities") are hereinafter called, collectively, the "International Securities".

         It is understood that the L.L.C. and the Issuer are concurrently entering into the U.S. Purchase Agreement dated the date hereof (the "U.S. Purchase Agreement") providing for the offering by the Issuer of an aggregate of 4,400,000 shares of Class A Common Stock (the "U.S. Initial Securities") through arrangements with certain underwriters in the United States and Canada (the "U.S. Underwriters") for which Merrill Lynch, Pierce, Fenner & Smith Incorporated, Salomon Brothers Inc, Bear Stearns & Co. Inc. and Goldman, Sachs & Co. are acting as representative(s) (the "U.S. Representative(s)") and the grant by the Issuer to the U.S. Underwriters, acting severally and not jointly, of an option to purchase all or any part of the U.S. Underwriters' pro rata portion of up to 660,000 additional shares of Class A Common Stock solely to cover over-allotments, if any (the "U.S. Option Securities" and, together with the International Option Securities, the "Option Securities"). The U.S. Initial Securities and the U.S. Option Securities are hereinafter called the "U.S. Securities". It is understood that the Issuer is not obligated to sell and the International Managers are not obligated to purchase, any International Initial Securities unless all of the U.S. Initial Securities are contemporaneously purchased by the U.S. Underwriters.

         The International Managers and the U.S. Underwriters are hereinafter collectively called the "Underwriters", the International Initial Securities and the U.S. Initial Securities are hereinafter collectively called the "Initial Securities", and the International Securities and the U.S. Securities are hereinafter collectively called the "Securities".

         The Underwriters will concurrently enter into an Intersyndicate Agreement of even date herewith (the "Intersyndicate Agreement") providing for the coordination of certain transactions among the Underwriters under the direction of Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated (in such capacity, the "Global Coordinator").

         The Company understands that the International Managers propose to make a public offering of the International Securities as soon as the International Representatives deem advisable after this Agreement has been executed and delivered.

         The Company and the U.S. Representative have agreed that up to 550,000 shares of the U.S. Initial Securities to be purchased by the U.S. Underwriters (the "Reserved Securities") shall be reserved for sale by the U.S. Underwriters to certain of the Issuer's directors, officers and employees, members of their immediate families or other individuals who are business associates of the Issuer, as part of the distribution of the U.S. Securities by the U.S. Underwriters, subject to the terms of this Agreement, the applicable rules, regulations and interpretations of the National Association of Securities Dealers, Inc. and all other applicable laws, rules and regulations. To the extent that such Reserved Securities are not orally confirmed for purchase by such persons by the end of the first business day after the date of this Agreement, such Reserved Securities may be offered to the public as part of the public offering contemplated hereby.

         The Issuer has filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-1 (No. 333-37381) and amendments thereto covering the registration of the Securities under the Securities Act of 1933, as amended (the "1933 Act"), including the related preliminary prospectus or prospectuses. Promptly after execution and delivery of this Agreement, the Issuer will either (i) prepare and file a prospectus in accordance with the provisions of Rule 430A ("Rule 430A") of the rules and regulations of the Commission under the 1933 Act (the "1933 Act Regulations") and paragraph (b) of Rule 424 ("Rule 424(b)") of the 1933 Act Regulations or
(ii) if the Issuer has elected to rely upon Rule 434 ("Rule 434") of the 1933 Act Regulations, prepare and file a term sheet (a "Term Sheet") in accordance with the provisions of Rule 434 and Rule 424(b). Two forms of prospectus are to be used in connection with the offering and sale of the Securities: one relating to the International Securities (the "Form of International Prospectus") and one relating to the U.S. Securities (the "Form of U.S. Prospectus"). The Form of International Prospectus is identical to the Form of U.S. Prospectus, except for the front cover and back cover pages and the information under the caption "Underwriting" and the inclusion in the Form of International Prospectus of a section under the caption "Certain United States Tax Considerations for Non-United States Holders." The information included in any such prospectus or in any such Term Sheet, as the case may be, that was omitted from such registration statement at the time it became effective but that is deemed to be part of such registration statement at the time it became effective (a) pursuant to paragraph (b) of Rule 430A is referred to as "Rule 430A Information" or (b) pursuant to paragraph (d) of Rule 434 is referred to as "Rule 434 Information." Each Form of International Prospectus and Form of U.S. Prospectus used before such registration statement became effective, and any prospectus that omitted, as applicable, the Rule 430A Information or the Rule 434 Information, that was used after such effectiveness and prior to the execution and delivery of this Agreement, is herein called a "preliminary prospectus." Such registration statement, including the exhibits, schedules and amendments thereto, if any, at the time it became effective and including the Rule 430A Information and the Rule 434 Information, as applicable, is herein called the "Registration Statement". Any registration statement filed pursuant to Rule 462(b) of the 1933 Act Regulations is herein referred to as the "Rule 462(b) Registration Statement," and after such filing the term "Registration Statement" shall include the Rule 462(b) Registration Statement. The final Form of International Prospectus and the final Form of U.S. Prospectus in the forms first furnished to the Underwriters for use in connection with the confirmation of sales of the

Securities are herein called the "International Prospectus" and the "U.S. Prospectus", respectively, and collectively, the "Prospectuses." If Rule 434 is relied on, the terms "International Prospectus" and "U.S. Prospectus" shall refer to the preliminary International Prospectus and preliminary U.S. Prospectus, each dated October 30, 1997, respectively, each together with the applicable Term Sheet and all references in this Agreement to the date of such Prospectuses shall mean the date of the applicable Term Sheet. For purposes of this Agreement, all references to the Registration Statement, any preliminary prospectus, the International Prospectus, the U.S. Prospectus or any Term Sheet or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system ("EDGAR").

         SECTION 1. Representations and Warranties.

         (a) Representations and Warranties by the L.L.C. and the Issuer. Each of the L.L.C. and the Issuer, jointly and severally, represents and warrants to each International Manager as of the date hereof, as of the Closing Time referred to in Section 2(c) hereof, and, if any International Option Securities are purchased, as of each Date of Delivery referred to in Section 2(b) hereof, and agrees with each International Manager, as follows:

                  (i) Compliance with Registration Requirements. Each of the Registration Statement and any Rule 462(b) Registration Statement has become effective under the 1933 Act and no stop order suspending the effectiveness of the Registration Statement or any Rule 462(b) Registration Statement has been issued under the 1933 Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the L.L.C. or the Issuer, are contemplated by the Commission, and any request on the part of the Commission for additional information has been complied with.

                  At the respective times the Registration Statement, any Rule 462(b) Registration Statement and any post-effective amendments and supplements thereto became effective and at the Closing Time (and, if any International Option Securities are purchased, at the Date of Delivery), the Registration Statement, the Rule 462(b) Registration Statement and any post-effective amendments and supplements thereto complied and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and the Prospectuses, any preliminary prospectuses and any supplement thereto or prospectus wrapper prepared in connection therewith, at their respective times of issuance and at the Closing Time, complied and will comply in all material respects with any applicable laws or regulations of foreign jurisdictions in which the Prospectuses and such preliminary prospectuses, as amended or supplemented, if applicable, are distributed in connection with the offer and sale of Reserved Securities. Neither of the Prospectuses nor any amendments or supplements thereto (including any prospectus wrapper), at the time the Prospectuses or any such amendment or supplement were issued and at the Closing Time (and, if any International Option Securities are purchased, at the

         Date of Delivery), included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. If Rule 434 is used, the Company will comply with the requirements of Rule 434 and the Prospectuses shall not be "materially different", as such term is used in Rule 434, from the prospectuses included in the Registration Statement at the time it became effective. The representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement, any Rule 462(b) Registration Statement or any post-effective amendment thereto or the International Prospectus or any amendments or supplements thereto made in reliance upon and in conformity with information furnished to the Company in writing by any International Manager through the International Representatives expressly for use in the Registration Statement, any Rule 462(b) Registration Statement or any post-effective amendment thereto or the International Prospectus or any amendments or supplements thereto.

                  Each preliminary prospectus and the prospectuses filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the 1933 Act, complied when so filed in all material respects with the 1933 Act Regulations and each preliminary prospectus and the Prospectuses delivered to the Underwriters for use in connection with this offering was identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

                  (ii) Independent Accountants. The accountants who certified the financial statements and supporting schedules included in the Registration Statement are independent public accountants as required by the 1933 Act and the 1933 Act Regulations.


                  (iii) Financial Statements. The financial statements included in the Registration Statement and the Prospectuses, together with the related schedules (if any) and notes, present fairly the financial position of the L.L.C. at the dates indicated and the statement of operations, members' deficit and cash flows of the L.L.C. for the periods specified; said financial statements have been prepared in conformity with generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods involved. The supporting schedules (if any) included in the Registration Statement present fairly in accordance with GAAP the information required to be stated therein. The selected financial data included in the Prospectuses present fairly the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included in the Registration Statement. The pro forma balance sheet and the related notes thereto included in the Registration Statement and the Prospectuses present fairly the information shown therein, have been prepared in accordance with the Commission's rules and guidelines with respect to pro forma financial statements and have been properly compiled on the bases described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein.

                  (iv) No Material Adverse Change in Business. Since the respective dates as of which information is given in the Registration Statement and the Prospectuses, except as otherwise stated therein, (A) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business (a "Material Adverse Effect"), (B) there have been no transactions entered into by the Company or any of its subsidiaries, other than those in the ordinary course of business, which are material with respect to the Company and its subsidiaries considered as one enterprise, and (C) there has been no dividend or distribution of any kind declared, paid or made by the Company to any of its members or stockholders, as applicable.

                  (v) Good Standing of the L.L.C. The L.L.C. has been duly organized and is validly existing as a limited liability company in good standing under the laws of the State of Delaware and has limited liability company power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectuses and to enter into and perform its obligations under this Agreement; and

         the L.L.C. is duly qualified as a foreign limited liability company to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect.

                  (vi) Good Standing of the Issuer. The Issuer has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectuses and to enter into and perform its obligations under this Agreement; and the Issuer is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect.

                  (vii) Good Standing of Subsidiaries. Each "significant subsidiary" of the Company (as such term is defined in Rule 1-02 of Regulation S-X) (each a "Subsidiary" and, collectively, the "Subsidiaries") has been duly organized and is validly existing as a corporation or limited liability company (as applicable) in good standing under the laws of the jurisdiction of its organization, has corporate or limited liability company (as applicable) power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectuses and is duly qualified as a foreign corporation or limited liability company (as applicable) to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect; except as otherwise disclosed in the Registration Statement, all of the issued and outstanding capital stock or members' interests (as applicable) of each such Subsidiary has been duly authorized and validly issued, and, in the case of Subsidiaries that are corporations, is fully paid and non-assessable, and is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity (except for any pledge thereof securing the Revolving Credit Agreement (as defined in the Registration Statement)); none of the outstanding shares of capital stock or members' interests (as applicable) of any Subsidiary was issued in violation of the preemptive or similar rights of any securityholder or member (as applicable) of such Subsidiary. The only subsidiaries of the Company are the subsidiaries listed on Schedule D to this Agreement.

                  (viii) Capitalization of the Company. The capitalization of the L.L.C. is as set forth in the Prospectuses in the column entitled "Actual" under the caption "Prospectus Summary--Pro Forma Capitalization" (except for the repayment in full since September 30, 1997 of all outstanding amounts under the Revolving Credit Agreement). The shares of issued and outstanding capital stock of the Issuer have been duly authorized and validly issued and are fully paid and non-assessable; none of the outstanding shares of capital stock of the Issuer was issued in violation of the preemptive or other similar rights of any member or securityholder of the L.L.C. or the Issuer.

                  (ix) Authorization of Agreement. This Agreement and the U.S. Purchase Agreement have been duly authorized, executed and delivered by each of the L.L.C. and the Issuer.

                  (x) Authorization and Description of Securities. The Securities to be purchased by the International Managers and the U.S. Underwriters from the Company have been duly authorized for issuance and sale to the International Managers pursuant to this Agreement and the U.S. Underwriters pursuant to the U.S. Purchase Agreement, respectively, and, when issued and delivered by the Company pursuant to this Agreement and the U.S. Purchase Agreement, respectively, against payment of the consideration set forth herein and in the U.S. Purchase Agreement, respectively, will be validly issued, fully paid and non-assessable; the Common Stock conforms to all statements relating thereto contained in the Prospectuses and such description conforms to the rights set forth in the instruments defining the same; no holder of the Securities will be subject to personal liability by reason of being such a holder; and the issuance of the Securities is not subject to the preemptive or other similar rights of any member or securityholder of the L.L.C. or the Issuer.

                  (xi) Absence of Defaults and Conflicts. Neither the L.L.C., the Issuer nor any of their respective subsidiaries is in violation of its organizational documents (in the case of a limited liability company) or charter or by-laws (in the case of a corporation), or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which either the L.L.C., the Issuer or any of their respective subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of either the L.L.C., the Issuer or any of their respective subsidiaries is subject (collectively, the "Agreements and Instruments") except for such violations or defaults that would not result in a Material Adverse Effect; and the execution, delivery and performance of this Agreement and the U.S. Purchase Agreement and the consummation of the transactions contemplated in this Agreement, the U.S. Purchase Agreement and in the Registration Statement (including the consummation of the Reorganization, the Additional Sponsor Equity Contributions and the Strategic Equity Investment, each as defined in the Registration Statement (collectively, the "Transactions"), the issuance and sale of the Securities and the use of the proceeds from the sale of the Securities as described in the Prospectuses under the caption "Use of Proceeds") and compliance by each of the L.L.C. and the Issuer with their respective obligations under this Agreement, the U.S. Purchase Agreement and the agreements pursuant to which the Transactions will be consummated have been duly authorized by all necessary limited liability company or corporate action (as applicable) and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of either the L.L.C., the Issuer or any of their respective subsidiaries pursuant to, the Agreements and Instruments (except for such conflicts, breaches or defaults or liens, charges or encumbrances that would not result in a Material Adverse Effect), nor will such action result in any violation of the provisions of the organizational documents (in the case of a limited liability company) or charter or by-laws (in the case of a corporation) of either the L.L.C., the Issuer or any of their respective subsidiaries or (except for such violations that could not result in a Material Adverse Effect) any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over either the L.L.C., the Issuer or any of their respective subsidiaries or any of their respective assets, properties or operations. As used herein, a "Repayment Event" means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder's behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by either the L.L.C., the Issuer or any of their respective subsidiaries.

                  (xii) Absence of Labor Dispute. No labor dispute with the employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company, is imminent which, in any case under this clause (xii), could reasonably be expected to result in a Material Adverse Effect.

                  (xiii) Absence of Proceedings. Except as set forth in the Prospectuses, there is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, threatened, against or affecting the Company or any of its subsidiaries, or to which the property of the Company or any of its subsidiaries is subject, which is required to be disclosed in the Registration Statement (other than as disclosed therein), or which could reasonably be expected to result in a Material Adverse Effect, or which could reasonably be expected to materially and adversely affect the properties or assets thereof or the consummation of the transactions contemplated in this Agreement and the U.S. Purchase Agreement or the performance by the L.L.C. and the Issuer of their respective obligations hereunder or the consummation of any of the transactions contemplated pursuant to the Transactions; the aggregate of all pending legal or governmental proceedings to which the Company or any of its subsidiaries is a party or of which any of their respective property or assets is the subject which are not described in the Registration Statement, including ordinary routine litigation incidental to the business, could not reasonably be expected to result in a Material Adverse Effect.

                  (xiv) Accuracy of Exhibits. There are no contracts or documents which are required to be described in the Registration Statement or the Prospectuses or to be filed as exhibits thereto which have not been so described and filed as required.

                  (xv) Possession of Intellectual Property. The Company and its subsidiaries own or possess, or can acquire on reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property (collectively, "Intellectual Property") necessary to carry on the business now operated by them, and neither the Company nor any of its subsidiaries has received any notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the respective interests of the Company or any of its subsidiaries therein, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, singly or in the aggregate, would result in a Material Adverse Effect.

                  (xvi) Absence of Further Requirements. Except as described in the Prospectuses, no filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency, domestic or foreign, is necessary or required for the performance by the L.L.C. or the Issuer of their respective obligations hereunder, in connection with the offering, issuance or sale of the Securities under this Agreement and the U.S. Purchase Agreement or the consummation of the transactions contemplated by this Agreement or the U.S. Purchase Agreement or the consummation of any of the transactions contemplated pursuant to the Transactions, except such as have been already obtained or as may be required under the rules and regulations promulgated thereunder or the laws and regulations promulgated thereunder or the laws and regulations of jurisdictions outside the United States in which the International Securities are offered and the 1933 Act or the 1933 Act Regulations or state securities or blue sky laws or the Securities Exchange Act of 1934, as amended.

                  (xvii) Possession of Licenses and Permits. Except as set forth in the Prospectuses, the Company and its subsidiaries possess such permits, licenses, approvals, consents and other authorizations (collectively, "Governmental Licenses") issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the business now operated by them; each of the Company and its subsidiaries are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, singly or in the aggregate, have a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not have a Material Adverse Effect; and neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.

                  (xviii) Title to Property. The Company and its subsidiaries have good and marketable title to all real property owned by them and good title to all other properties owned by them, in each case, free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind except such as (a) are described in the Prospectuses or (b) do not, singly or in the aggregate, materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company or any of its subsidiaries; and all of the leases and subleases material to the business of the Company and its subsidiaries, considered as one enterprise, and under which the Company or any of its subsidiaries holds properties described in the Prospectuses, are in full force and effect, and neither the Company nor any of its subsidiaries has any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Company or any of its subsidiaries under any of the leases or subleases mentioned above, or affecting or questioning the rights of the Company or such subsidiary to the continued possession of the leased or subleased premises under any such lease or sublease.

                  (xix) Investment Company Act. The Company is not and, upon the issuance and sale of the Securities as herein contemplated and the application of the net proceeds therefrom as described in the Prospectuses will not be, an "investment company" or an entity "controlled" by an "investment company" as such terms are defined in the Investment Company Act of 1940, as amended (the "1940 Act").

                  (xx) Environmental Laws. Except as described in the Registration Statement and except as would not, singly or in the aggregate, result in a Material Adverse Effect, (A) neither the Company nor any of its subsidiaries is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products (collectively, "Hazardous Materials") or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, "Environmental Laws"), (B) the Company and its subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements,
         (C) there are no pending or threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Company or any of its subsidiaries and (D) there are no events or circumstances that might reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Company or any of its subsidiaries relating to Hazardous Materials or any Environmental Laws.

                  (xxi) Registration Rights. Except as described in the

         Prospectuses, there are no persons with registration rights or other similar rights to have any securities registered pursuant to the Registration Statement or otherwise registered by the Company under the 1933 Act.

                  (xxii) Transactions. The agreements entered into by the L.L.C. and the Issuer for the purposes of completing the Transactions are all in full force and effect with respect to the L.L.C. and the Issuer and, to the knowledge of the L.L.C. and the Issuer, with respect to the other parties thereto; and the representations and warranties of the L.L.C. and the Issuer set forth in such agreements are true and correct as of the date hereof and as of the respective dates of such agreements. The L.L.C. and the Issuer have obtained all contractual consents and approvals necessary to consummate the

         Transactions. Except as described in the Prospectuses, all transactions contemplated as part of the Transactions will be consummated prior to or simultaneously with the Closing Time.

                  (xxiii) Insurance Coverage. The Company and each of its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; neither the Company nor any of its subsidiaries has been refused any insurance coverage sought or applied for; and neither the Company nor any of its subsidiaries has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not materially and adversely affect the condition (financial or otherwise), business prospects, net worth or results of operations of the Company and its subsidiaries as one enterprise, except as described in or contemplated by the Prospectuses.

                  (xxiv) Absence of Dividend Restrictions. No subsidiary of the L.L.C. or the Issuer, respectively, is currently prohibited, directly or indirectly, from paying any dividends to the L.L.C. or the Issuer, as the case may be, from making any other distribution on such subsidiary's capital stock, from repaying to the L.L.C. or the Issuer, as the case may be, any loans or advances to such subsidiary from the Issuer or from transferring any of such subsidiary's property or assets to the L.L.C. or the Issuer, as the case may be, or any other subsidiary of the L.L.C. or the Issuer, as the case may be, except as described in or contemplated by the Prospectuses.

                  (xxv) Filings of Tax Returns. The Company has filed all

         foreign, federal, state and local tax returns that are required to be filed or has requested extensions thereof and has paid all material taxes required to be paid by it and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except for any such tax, assessment, fine or penalty that is currently being contested in good faith or as described in or contemplated by the Prospectuses.

                  (xxvi) Maintenance of Internal Accounting Controls. The Company and each of its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability;
         (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable and appropriate intervals and appropriate action is taken with respect to any differences.

         (b) Officer's Certificates. Any certificate signed by any officer of the Issuer or any of its subsidiaries delivered to the International Representatives or to counsel for the International Managers shall be deemed a representation and warranty by the Issuer to each International Manager as to the matters covered thereby.

         SECTION 2. Sale and Delivery to International Managers; Closing.

         (a) International Initial Securities. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Issuer agrees to sell to each International Manager, severally and not jointly, and each International Manager, severally and not jointly, agrees to purchase from the Issuer, at the price per share set forth in Schedule B, the number of International Initial Securities set forth in Schedule A opposite the name of such International Manager, plus any additional number of International Initial Securities which such International Manager may become obligated to purchase pursuant to the provisions of Section 10 hereof.

         (b) International Option Securities. In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Issuer hereby grants an option to the International Managers, severally and not jointly, to purchase up to an additional 165,000 shares of Class A Common Stock at the price per share set forth in Schedule B, less an amount per share equal to any dividends or distributions declared by the Issuer and payable on the International Initial

Securities but not payable on the International Option Securities. The option hereby granted will expire 30 days after the date hereof and may be exercised in whole or in part from time to time only for the purpose of covering over-allotments which may be made in connection with the offering and distribution of the International Initial Securities upon notice by the Global Coordinator to the Issuer setting forth the number of International Option Securities as to which the several International Managers are then exercising the option and the time and date of payment and delivery for such International Option Securities. Any such time and date of delivery for the International Option Securities (a "Date of Delivery") shall be determined by the Global Coordinator, but shall not be earlier than one full business day, or be later than seven full business days, after the exercise of said option, nor in any event prior to the Closing Time, as hereinafter defined. If the option is exercised as to all or any portion of the International Option Securities, each of the International Managers, acting severally and not jointly, will purchase that proportion of the total number of International Option Securities then being purchased which the number of International Initial Securities set forth in Schedule A opposite the name of such International Manager bears to the total number of International Initial Securities, subject in each case to such adjustments as the Global Coordinator in its discretion shall make to eliminate any sales or purchases of fractional shares.

         (c) Payment. Payment of the purchase price for, and delivery of certificates for, the International Initial Securities shall be made at the offices of Skadden, Arps, Slate, Meagher &

Flom, LLP, 919 Third Avenue, New York, New York 10022, or at such other place as shall be agreed upon by the Global Coordinator and the Company, at [10:00] A.M. (Eastern time) on the third (fourth, if the pricing occurs after 4:30 P.M. (Eastern time) on any given day) business day after the date hereof (unless postponed in accordance with the provisions of Section 10), or such other time not later than ten business days after such date as shall be agreed upon by the Global Coordinator and the Issuer (such time and date of payment and delivery being herein called "Closing Time").

         In addition, in the event that any or all of the International Option Securities are purchased by the International Managers, payment of the purchase price for, and delivery of certificates for, such International Option Securities shall be made at the above-mentioned offices, or at such other place as shall be agreed upon by the Global Coordinator and the Issuer, on each Date of Delivery as specified in the notice from the Global Coordinator to the Issuer.

         Payment shall be made to the Issuer by wire transfer of immediately available funds to a bank account designated by the Issuer, against delivery to the International Representatives for the respective accounts of the

International Managers of certificates for the International Securities to be purchased by them. It is understood that each International Manager has authorized the International Representatives, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the International Initial Securities and the International Option Securities, if any, which it has agreed to purchase. Merrill Lynch, individually and not as representative of the International Managers, may (but shall not be obligated to) make payment of the purchase price for the International Initial Securities or the International Option Securities, if any, to be purchased by any International Manager whose funds have not been received by the Closing Time or the relevant Date of Delivery, as the case may be, but such payment shall not relieve such International Manager from its obligations hereunder.

         (d) Denominations; Registration. Certificates for the International Initial Securities and the International Option Securities, if any, shall be in such denominations and registered in such names as the International Representatives may request in writing at least one full business day before the Closing Time or the relevant Date of Delivery, as the case may be. The certificates for the International Initial Securities and the International Option Securities, if any, will be made available for examination and packaging by the International Representatives in The City of New York not later than 10:00 A.M. (Eastern time) on the business day prior to the Closing Time or the relevant Date of Delivery, as the case may be.

         SECTION 3. Covenants of the Issuer. The Issuer covenants with each International Manager as follows:

                  (a) Compliance with Securities Regulations and Commission Requests. The Company, subject to Section 3(b), will comply with the requirements of Rule 430A or Rule 434, as applicable, and will notify the Global Coordinator immediately, and confirm the notice in writing,
         (i) when any post-effective amendment to the Registration Statement shall become effective, or any supplement to the Prospectuses or any amended Prospectuses shall have been filed, (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectuses or for additional information, and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any preliminary prospectus, or of the initiation or threatening of any proceedings for any of such purposes. The Issuer will promptly effect the filings necessary pursuant to Rule 424(b) and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus. The Issuer will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

                  (b) Filing of Amendments. The Issuer will give the Global Coordinator notice of its intention to file or prepare any amendment to the Registration Statement (including any filing under Rule 462(b)), any Term Sheet or any amendment, supplement or revision to either any prospectus included in the Registration Statement at the time it became effective or to the Prospectuses, will furnish the Global Coordinator with copies of any such documents a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which the Global Coordinator or counsel for the International Managers shall object.

                  (c) Delivery of Registration Statements. The Issuer has furnished or will deliver to the International Representatives and counsel for the International Managers, without charge, signed copies of the Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein) and signed copies of all consents and certificates of experts, and will also deliver to the International Representatives, without charge, a conformed copy of the Registration Statement as originally filed and of each amendment thereto (without exhibits) for each of the International Managers. The copies of the Registration Statement and each amendment thereto furnished to the International Managers will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

                  (d) Delivery of Prospectuses. The Issuer has delivered to each International Manager, without charge, as many copies of each preliminary prospectus as such International Manager reasonably requested, and the Issuer hereby consents to the use of such copies for purposes permitted by the 1933 Act. The Issuer will furnish to each International Manager, without charge, during the period when the Prospectuses is required to be delivered under the 1933 Act or the Securities Exchange Act of 1934 (the "1934 Act"), such number of copies of the International Prospectus (as amended or supplemented) as such International Manager may reasonably request. Such copies of the International Prospectus and any amendments or supplements thereto furnished to the International Managers will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.


                  (e) Continued Compliance with Securities Laws. The Issuer will comply with the 1933 Act and the 1933 Act Regulations so as to permit the completion of the distribution of the Securities as contemplated in this Agreement, the U.S. Purchase Agreement and in the Prospectuses. If at any time when a prospectus is required by the 1933 Act to be delivered in connection with sales of the Securities, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the International Managers or for the Issuer, to amend the Registration Statement or amend or supplement any Prospectus in order that the Prospectuses will not include any untrue statements of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time any such Prospectus is delivered to a purchaser, or if it shall be necessary, in the opinion of such counsel, at any such time to amend the Registration Statement or amend or supplement any Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Issuer will promptly prepare and file with the Commission, subject to Section 3(b), such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement or the Prospectuses comply with such requirements, and the Company will furnish to the International Managers such number of copies of such amendment or supplement as the International Managers may reasonably request.

                  (f) Rule 158. The Issuer will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement for the purposes of, and to provide the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.

                  (g) Use of Proceeds. The Issuer will use the net proceeds received by it from the sale of the Securities in the manner specified in the Prospectuses under "Use of Proceeds".

                  (h) Listing. The Issuer will use its best efforts to effect and maintain the quotation of the Securities on the Nasdaq National Market and will file with the Nasdaq National Market all documents and notices required by the Nasdaq National Market of companies that have securities that are traded in the over-the-counter market and quotations for which are reported by the Nasdaq National Market.

                  (i) Restriction on Sale of Securities. During a period of 180 days from the date of the Prospectuses, the Issuer will not, without the prior written consent of the Global Coordinator, (i) directly or indirectly, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of any share of its common stock or any securities convertible into or exercisable or exchangeable for its common stock or file any registration statement under the 1933 Act with respect to any of the foregoing or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of any of its common stock, whether any such swap or transaction described in clause (i) or
         (ii) above is to be settled by delivery of common stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (A) the Securities to be sold hereunder or under the U.S. Purchase Agreement, (B) any shares of the common stock issued in the Transactions in the Prospectuses, (C) any shares of common stock issued or options to purchase common stock granted pursuant to employee agreements or employee benefit plans of the Issuer referred to in the Prospectuses or (D) any shares of common stock issued pursuant to any non-employee director stock plan.

                  (j) Reporting Requirements. The Issuer, during the period when the Prospectuses are required to be delivered under the 1933 Act or the 1934 Act, will file all documents required to be filed with the Commission pursuant to the 1934 Act within the time periods required by the 1934 Act and the rules and regulations of the Commission thereunder.

                  [(k) Compliance with NASD Rules. The Issuer hereby agrees that it will ensure that the Reserved Securities will be restricted as required by the National Association of Securities Dealers, Inc. (the "NASD") or the NASD rules from sale, transfer, assignment, pledge or hypothecation for a period of three months following the date of this Agreement. The Underwriters will notify the Issuer as to which persons will need to be so restricted. At the request of the Underwriters, the Issuer will direct the transfer agent to place a stop transfer restriction upon such securities for such period of time. Should the Issuer release, or seek to release, from such restrictions any of the Reserved Securities, the Issuer agrees to reimburse the Underwriters for any reasonable expenses (including, without limitation, legal expenses) they incur in connection with such release.

         SECTION 4. Payment of Expenses. (a) Expenses. Each of the L.L.C. and the Issuer agrees, jointly and severally, to will pay all expenses incident to the performance of their respective obligations under this Agreement, including
(i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and of each amendment thereto, (ii) the preparation, printing and delivery to the

Underwriters of this Agreement, any Agreements Among Underwriters and such other documents as may be required in connection with the offering, purchase, sale, issuance or delivery of the Securities, (iii) the preparation, issuance and delivery of the certificates for the Securities to the Underwriters, including any stock or other transfer taxes and any stamp or other duties payable upon the sale, issuance or delivery of the Securities to the Underwriters and the transfer of the Securities between the U.S. Underwriters and International Managers, (iv) the fees and disbursements of counsel, accountants and other advisors for the L.L.C. and the Issuer, (v) the reasonable fees and disbursements of counsel for the Underwriters in connection with the preparation of any Blue Sky Survey and any supplement thereto, (vi) the printing and delivery to the Underwriters of copies of each preliminary prospectus, any Term Sheets and of the Prospectuses and any amendments or supplements thereto, (vii) the preparation, printing and delivery to the Underwriters of copies of any Blue Sky Survey and any supplement thereto, (viii) the fees and expenses of any transfer agent or registrar for the Securities, (ix) the filing fees incident to, and the reasonable fees and disbursements of counsel to the Underwriters in connection with, the review by the National Association of Securities Dealers, Inc. (the "NASD") of the terms of the sale of the Securities, (x) the fees and expenses incurred in connection with the inclusion of the Securities in the Nasdaq and (xi) all costs and expenses of the Underwriters, including the fees and disbursements of counsel for the Underwriters, in connection with matters related to the Reserved Securities which are designated by the Issuer for sale to employees and others having a business relationship with the Issuer.

         (b) Termination of Agreement. If this Agreement is terminated by the International Representatives in accordance with the provisions of Section 5 or
Section 9(a)(i) hereof, the L.L.C. and the Issuer shall reimburse the International Managers for all of their out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the International Managers.

         SECTION 5. Conditions of International Managers' Obligations. The obligations of the several International Managers hereunder are subject to the accuracy of the representations and warranties of each of the L.L.C. and the Issuer contained in Section 1(a) hereof or in certificates of any officer of the Issuer or any subsidiary of the Issuer delivered pursuant to the provisions hereof, to the performance by the Issuer of its covenants and other obligations hereunder, and to the following further conditions:

                  (a) Effectiveness of Registration Statement. The Registration Statement, including any Rule 462(b) Registration Statement, has become effective and at Closing Time no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission, and any request on the part of the

         Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the International Managers. A prospectus containing the Rule 430A Information shall have been filed with the Commission in accordance with Rule 424(b) (or a post-effective amendment providing such information shall have been filed and declared effective in accordance with the requirements of Rule 430A) or, if the Issuer has elected to rely upon Rule 434, a Term Sheet shall have been filed with the Commission in accordance with Rule 424(b).

                  (b) Opinions of Counsel for the L.L.C. and the Issuer. At Closing Time, the International Representatives shall have received the favorable opinion, dated as of Closing Time, of (i) Skadden, Arps, Slate, Meagher & Flom LLP, counsel for the L.L.C. and the Issuer, to the effect set forth in Exhibit A hereto and to such further effect as counsel to the International Managers may reasonably request, (ii) Skadden, Arps, Slate, Meagher & Flom LLP, special federal regulatory counsel for the L.L.C. and the Issuer, to the effect set forth in Exhibit B hereto and to such further effect as counsel to the International Managers may reasonably request and (iii) Laurence E. Harris, Esq., General Counsel for the L.L.C. and the Issuer, to the effect set forth in Exhibit C hereto and to such further effect as counsel to the International Managers may reasonably request; each in form and substance satisfactory to counsel for the International Managers, together with signed or reproduced copies of such letter for each of the other International Managers. Such counsel may state that, insofar as such opinions involve factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the L.L.C. and the Issuer and their respective subsidiaries and certificates of public officials.

                  (c) Opinion of Counsel for International Managers. At Closing Time, the International Representatives shall have received the favorable opinion, dated as of Closing Time, of Shearman & Sterling, counsel for the International Managers, together with signed or reproduced copies of such letter for each of the other International Managers with respect to the matters set forth in [clauses (i), (ii),
         (v), (vi) (solely as to preemptive or other similar rights arising by operation of law or under the organizational documents, charter or by-laws, as the case may be, of the L.L.C. and the Issuer, (viii) through (x), inclusive, (xii), (xiv) (solely as to the information in the Prospectuses under "Description of Capital Stock--Common Stock") and the penultimate paragraph] of Exhibit A hereto. In giving such opinion, such counsel may rely, as to all matters governed by the laws of jurisdictions other than the law of the State of New York, the federal law of the United States and the General Corporation Law of the State of Delaware, upon the opinions of counsel satisfactory to the International Representatives. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the L.L.C. and the Issuer and their respective subsidiaries and certificates of public officials.

                  (d) Officers' Certificate. At Closing Time, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Prospectuses, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, and the International Representatives shall have received a certificate of the President or a Vice President of the Company and of the chief financial or chief accounting officer of the Company, dated as of Closing Time, to the effect that (i) there has been no such material adverse change, (ii) the representations and warranties in Section 1(a) hereof are true and correct with the same force and effect as though expressly made at and as of Closing Time (except to the extent that such representations and warranties relate to an earlier date), (iii) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to Closing Time, and (iv) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or are contemplated by the Commission.

                  (e) Accountants' Comfort Letter. At the time of the execution of this Agreement, the International Representatives shall have received from Ernst & Young LLP a letter dated such date, in form and substance satisfactory to the International Representatives, together with signed or reproduced copies of such letter for each of the other International Managers containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectuses.

                  (f) Bring-down Comfort Letter. At Closing Time, the International Representatives shall have received from Ernst & Young LLP a letter, dated as of Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (e) of this Section, except that the specified date referred to shall be a date not more than [three] business days prior to Closing Time.

                  (g) Approval of Listing. At Closing Time, the Securities shall have been approved for inclusion in the Nasdaq National Market, subject only to official notice of issuance.

                  (h) No Objection. The NASD has confirmed that it has not raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements.

                  (i) Debt Transactions. The transactions contemplated by the Debt Purchase Agreement, dated of even date herewith, among the International Representatives and the Issuer and the L.L.C. shall have occurred contemporaneously with the transactions contemplated herein.

                  (j) Lock-up Agreements. At the date of this Agreement, the International Representatives shall have received an agreement substantially in the form of Exhibit B hereto signed by the persons listed on Schedule C hereto.

                  (k) Transactions. At the Closing Time, (i) the Transactions (other than the Second Closing (as defined in the Prospectuses)) shall have been consummated in full, (ii) the agreements entered into by the L.L.C. and the Issuer for the purposes of completing the Second Closing shall be in full force and effect with respect to the L.L.C. and the Issuer and, to the knowledge of the L.L.C. and the Issuer, with respect to the other parties thereto, the representations and warranties of the L.L.C. and the Issuer set forth in such agreements shall be true and correct and prior to, or simultaneously with, the Closing Time, and
         (iii) the L.L.C. and the Issuer shall have provided to the Global Coordinator and counsel for the International Representatives copies of all closing documents delivered to the parties to the Transactions (other than with respect to the Second Closing).

                  (l) Purchase of U.S. Initial Securities. Contemporaneously with the purchase by the International Managers of the International Initial Securities under this Agreement, the U.S. Underwriters shall have purchased the U.S. Initial Securities under the U.S. Purchase Agreement.

                  (m) Conditions to Purchase of International Option Securities. In the event that the International Managers exercise their option provided in Section 2(b) hereof to purchase all or any portion of the International Option Securities, the representations and warranties of the Company contained in Section 1(a) hereof and the statements in any certificates furnished by the Company or any of its subsidiaries hereunder shall be true and correct as of each Date of Delivery and, at the relevant Date of Delivery (except to the extent that such representations and warranties related to an earlier date), the International Representatives shall have received:

                           (i) Officers' Certificate. A certificate of the
                  President or a Vice President of the Company and of the chief financial or chief accounting officer of the Company, dated such Date of Delivery, confirming that the certificate delivered at Closing Time pursuant to Section 5(d) hereof remains true and correct as of such Date of Delivery.

                           (ii) Opinion of Counsel for Company. The favorable
                  opinions of the respective counsel referred to in Section 5(b) hereof, each in form and substance satisfactory to counsel for the International Managers, dated such Date of Delivery, relating to the International Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the respective opinions required by Section 5(b) hereof.

                           (iii) Opinion of Counsel for International Managers.
                  The favorable opinion of Shearman & Sterling, counsel for the International Managers, dated such Date of Delivery, relating to the International Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(c) hereof.

                           (iv) Bring-down Comfort Letter. A letter from Ernst &
                  Young LLP, in form and substance satisfactory to the International Representatives and dated such Date of Delivery, substantially in the same form and substance as the letter furnished to the International Representatives pursuant to
                  Section 5(f) hereof, except that the "specified date" in the letter furnished pursuant to this paragraph shall be a date not more than [five] days prior to such Date of Delivery.

                  (n) Additional Documents. At Closing Time and at each Date of Delivery counsel for the International Managers shall have been furnished with such documents and opinions as they may require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Issuer in connection with the issuance and sale of the Securities as herein contemplated shall be satisfactory in form and substance to the International Representatives and counsel for the International Managers.

                  (o) Termination of Agreement. If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement, or, in the case of any condition to the purchase of International Option Securities on a Date of Delivery which is after the Closing Time, the obligations of the several International

         Managers to purchase the relevant Option Securities, may be terminated by the Lead Manager(s) by written notice to the Issuer on behalf of the L.L.C. and the Issuer, as applicable, at any time at or prior to Closing Time or such Date of Delivery, as the case may be, and such termination shall be without liability of any party to any other party except as provided in Section 4 and except that Sections 1, 6, 7 and 8 shall survive any such termination and remain in full force and effect.

         SECTION 6. Indemnification.

         (a) Indemnification of International Managers. Each of the L.L.C. and the Issuer agrees, jointly and severally, to indemnify and hold harmless each International Manager and each person, if any, who controls any International Manager within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:

                  (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including the Rule 430A Information and any Rule 434 Information, if applicable, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact included in any preliminary prospectus or the Prospectuses (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

                  (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 6(d) below) any such settlement is effected with the written consent of the Company; and

                  (iii) against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by Merrill Lynch), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;


provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Issuer by any International Manager through the International Representatives expressly for use in the Registration Statement (or any amendment thereto), including the Rule 430A Information and any Rule 434 Information, if applicable, or any preliminary prospectus or the International Prospectus (or any amendment or supplement thereto).

         The foregoing indemnity agreement with respect to any preliminary prospectus shall not inure to the benefit of any International Manager from whom the person asserting any such loss, liability, claim, damage or expense purchased Securities (or any director, officer or employee of such International Manager, or any person who controls such International Manager within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act) if a copy of the applicable International Prospectus (as then amended or supplemented if the Company shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of such International Manager to such person, if such is required by law, at or prior to the written confirmation of the sale of such Securities to such person and if such International Prospectus (as so amended or supplemented) would have cured the defect giving rise to such loss, liability, claim, damage or expense.

         (b) Indemnification of Issuer, Directors and Officers. Each International Manager severally agrees to indemnify and hold harmless the Issuer, its directors, each of its officers who signed the Registration Statement, and each person, if any, who controls the Issuer within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), including the Rule 430A Information and any Rule 434 Information, if applicable, or any preliminary international prospectus or the International Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Issuer by such International Manager through Merrill Lynch expressly for use in the Registration Statement (or any amendment thereto) or such preliminary prospectus or the International Prospectus (or any amendment or supplement thereto).

         (c) Actions Against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 6(a) above, counsel to the indemnified parties shall be selected by Merrill Lynch, and, in the case of parties indemnified pursuant to Section 6(b) above, counsel to the indemnified parties shall be selected by the Issuer. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

         (d) Settlement Without Consent if Failure to Reimburse. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by
Section 6(a)(ii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

         (e) Indemnification for Reserved Securities. In connection with the offer and sale of the Reserved Securities, each of the L.L.C. and the Issuer agrees, jointly and severally, promptly upon a request in writing, to indemnify and hold harmless the International Managers from and against any and all losses, liabilities, claims, damages and expenses incurred by them as a result of the failure of any of the Issuer's directors, officers and employees, members of their immediate families or other individuals who are business associates of the Issuer to pay for and accept delivery of Reserved Securities which, by the end of the first business day following the date of this Agreement, were subject to a properly confirmed agreement to purchase.

         SECTION 7. Contribution. If the indemnification provided for in Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Issuer on the one hand and the International Managers on the other hand from the offering of the International Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause
(i) above but also the relative fault of the L.L.C. and the Issuer on the one hand and of the International Managers on the other hand in connection with the statements or omissions that resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

         The relative benefits received by the Issuer on the one hand and the International Managers on the other hand in connection with the offering of the International Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the International Securities pursuant to this Agreement (before deducting expenses) received by the Company and the total underwriting discount received by the International Managers, in each case as set forth on the cover of the International Prospectus, or, if Rule 434 is used, the corresponding location on the Term Sheet, bear to the aggregate initial public offering price of the International Securities as set forth on such cover.

         The relative fault of the L.L.C. and the Issuer on the one hand and the International Managers on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the L.L.C. and the Issuer or by the International Managers and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

         The L.L.C. and the Issuer and the International Managers agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the International Managers were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

         Notwithstanding the provisions of this Section 7, no International Manager shall be required to contribute any amount in excess of the amount by which the total price at which the International Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such International Manager has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission.

         No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

         For purposes of this Section 7, each person, if any, who controls an International Manager within the meaning of Section 15 of the 1933 Act or
Section 20 of the 1934 Act shall have the same rights to contribution as such International Manager, and each director of the Issuer, each officer of the Issuer who signed the Registration Statement, and each person, if any, who controls the Issuer within the meaning of Section 15 of the 1933 Act or
Section 20 of the 1934 Act shall have the same rights to contribution as the Issuer. The International Managers' respective obligations to contribute pursuant to this Section are several in proportion to the number of International Initial Securities set forth opposite their respective names in Schedule A hereto and not joint.

         SECTION 8. Representations, Warranties and Agreements to Survive Delivery. All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company or any of its subsidiaries submitted pursuant hereto shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any International Manager or controlling person, or by or on behalf of the Company, and shall survive delivery of the Securities to the International Managers.

         SECTION 9. Termination of Agreement.

         (a) Termination; General. The International Representatives may terminate this Agreement, by notice to the Issuer on behalf of the L.L.C. and the Issuer, as applicable, at any time at or prior to Closing Time (i) if there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the International Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, or (ii) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the International Representatives, impracticable to market the Securities or to enforce contracts for the sale of the Securities, or (iii) if trading in any securities of the Issuer has been suspended or materially limited by the Commission or the Nasdaq National Market, or if trading generally on the American Stock Exchange or the New York Stock Exchange or in the Nasdaq National Market has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by such system or by order of the Commission, the NASD or any other governmental authority, or (iv) if NASD Federal or New York authorities.

         (b) Liabilities. If this Agreement is terminated pursuant to this
Section 9, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 1, 6, 7 and 8 shall survive such termination and remain in full force and effect.

         SECTION 10. Default by One or More of the International Managers. If one or more of the International Managers shall fail at Closing Time or a Date of Delivery to purchase the

Securities which it or they are obligated to purchase under this Agreement (the "Defaulted Securities"), the International Representatives shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting International Managers, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the International Representatives shall not have completed such arrangements within such 24-hour period, then:

                  (a) if the number of Defaulted Securities does not exceed 10% of the number of International Securities to be purchased on such date, the non-defaulting International Managers shall be obligated, each severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting International Managers, or

                  (b) if the number of Defaulted Securities exceeds 10% of the number of International Securities to be purchased on such date, this Agreement or, with respect to any Date of Delivery which occurs after Closing Time, the obligation of the International Managers to purchase and of the Issuer to sell the Option Securities to be purchased and sold on such Date of Delivery, shall terminate without liability on the part of any non-defaulting International Manager.

         No action taken pursuant to this Section 10 shall relieve any defaulting International Manager from liability in respect of its default.

         In the event of any such default which does not result in a termination of this Agreement or, in the case of a Date of Delivery which is after Closing Time, which does not result in a termination of the obligation of the International Managers to purchase and the Issuer to sell the relevant International Option Securities, as the case may be, either the International Representatives or the Issuer shall have the right to postpone Closing Time or the relevant Date of Delivery, as the case may be, for a period not exceeding seven days in order to effect any required changes in the Registration Statement or Prospectuses or in any other documents or arrangements. As used herein, the term "International Manager" includes any person substituted for an International Manager under this Section 10.

         SECTION 11. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the International Managers shall be directed to the Lead Manager(s) at Ropemaker Place, 25 Ropemaker Street, London EC2Y 9LY, England, attention of o; and notices to either of the Companies shall be directed to the Company at 8065 Leesburg Pike, Vienna, Virginia 22182, attention of Laurence E. Harris, Esq., with copies to Skadden, Arps, Slate, Meagher & Flom LLP, 919 Third Avenue, New York, New York 10022, attention of Mark C. Smith, Esq.

         SECTION 12. Parties. This Agreement shall inure to the benefit of and be binding upon the International Managers and the L.L.C. and the Issuer and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the International Managers and the L.L.C. and the Issuer and their respective successors and the controlling persons and officers and directors referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the International Managers and the Company and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from any International Manager shall be deemed to be a successor by reason merely of such purchase.

         SECTION 13. GOVERNING LAW AND TIME. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

         SECTION 14. Effect of Headings. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

         If the foregoing is in accordance with your understanding of our agreement, please sign and return to each of the L.L.C. and the Issuer a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement between the International Managers and the L.L.C. and the Issuer in accordance with its terms.


                                        Very truly yours,

                                        TELIGENT, L.L.C.

                                        By
                                            -----------------------
                                            Name:
                                            Title:

                                        TELIGENT, INC.

                                        By
                                            -----------------------
                                            Name:
                                            Title:

CONFIRMED AND ACCEPTED,
as of the date first above written:

MERRILL LYNCH INTERNATIONAL
SALOMON BROTHERS INTERNATIONAL LIMITED
BEAR, STEARNS INTERNATIONAL LIMITED
GOLDMAN SACHS INTERNATIONAL

By
    -----------------------
     Authorized Signatory


For themselves and as International Representatives of the other International Managers named in Schedule A hereto.

                                   SCHEDULE A

                             INTERNATIONAL MANAGERS

                                                                                                      Number of
                                                                                                    International
                                                                                                       Initial
    Name of International Manager                                                                    Securities
Merrill Lynch International................................................................
Salomon Brothers International Limited.....................................................
Bear, Stearns International Limited........................................................
Goldman Sachs International................................................................
                                                                                                       ---------
Total......................................................................................            1,100,000
                                                                                                       =========


                                  Sch A - 1

                                   SCHEDULE B

                               PRICING INFORMATION

                                 TELIGENT, INC.

                    1,100,000 Shares of Class A Common Stock
                         (Par Value U.S.$.01 Per Share)

                  1. The initial public offering price per share for the International Initial Securities, determined as provided in Section 2, shall be $o.

                  2. The purchase price per share for the International Initial Securities to be paid by the several International Managers shall be $o, being an amount equal to the initial public offering price set forth above less $o per share; provided that the purchase price per share for any International Option Securities purchased upon the exercise of the over-allotment option described in Section 2(b) shall be reduced by an amount per share equal to any dividends or distributions declared by the Issuer and payable on the International Initial Securities but not payable on the International Option Securities.


                                    Sch B - 1

                                   SCHEDULE C

                     PERSONS AND ENTITIES SUBJECT TO LOCK-UP





                                    Sch C - 1

                                   SCHEDULE D

                           SUBSIDIARIES OF THE COMPANY




                                    Sch D - 1

                                                                      EXHIBIT A

                       FORM OF OPINION OF COMPANY COUNSEL
                    TO BE DELIVERED PURSUANT TO SECTION 5(b)

                                                                       EXHIBIT B



              FORM OF OPINION OF SPECIAL FEDERAL REGULATORY COUNSEL
                    TO BE DELIVERED PURSUANT TO SECTION 5(b)

                                                                       EXHIBIT C

               FORM OF OPINION OF GENERAL COUNSEL FOR THE COMPANY
                    TO BE DELIVERED PURSUANT TO SECTION 5(b)

                                                                       EXHIBIT D


                             FORM OF LOCK-UP LETTER

MERRILL LYNCH & CO.
Merrill Lynch, Pierce, Fenner & Smith
                Incorporated
SALOMON BROTHERS INC
BEAR STEARNS & CO. INC.
GOLDMAN, SACHS & CO.
MERRILL LYNCH INTERNATIONAL
SALOMON BROTHERS INTERNATIONAL LIMITED
BEAR, STEARNS INTERNATIONAL LIMITED
GOLDMAN SACHS INTERNATIONAL
   as Representatives of the several
   Underwriters to be named in the
   within-mentioned Purchase Agreements
North Tower
World Financial Center
New York, New York  10281


         Re:      Proposed Public Offering by Teligent, Inc.

Dear Sirs:

         The undersigned, a stockholder [and an officer and/or director] of Teligent, Inc., a Delaware corporation (the "Company"), understands that Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch"), Salomon Brothers Inc, Bear, Stearns & Co., Inc. and Goldman, Sachs & Co. propose to enter into a U.S. Purchase Agreement and Merrill Lynch International, Salomon Brothers International Limited, Bear, Stearns International Limited and Goldman Sachs International propose to enter into an International Purchase Agreement (together, the "Purchase Agreements") with the Company providing for the public offering of shares (the "Securities") of the Company's Class A Common Stock, par value $.01 per share.

         In recognition of the benefit that such an offering will confer upon the undersigned as a stockholder [and an officer and/or director] of the Company, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned agrees with each underwriter to be named in the Purchase Agreements that, during a period of 180 days from the date of the Purchase Agreements, the undersigned will not, without the prior written consent of Merrill Lynch, directly or indirectly, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, or otherwise dispose of or transfer any shares of common stock of the Company or any securities convertible into or exchangeable or exercisable for common stock of the Company, whether now owned or hereafter acquired by the undersigned or with respect to which the undersigned has or hereafter acquires the power of disposition, or file any registration statement under the Securities Act of 1933, as amended, with respect to any of the foregoing or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of any common stock of the Company, whether any such swap or transaction is to be settled by delivery of common stock of the Company or other securities, in cash or otherwise; provided, however, that the undersigned may without such consent
(i) exercise any outstanding stock options granted pursuant to employment agreements or employee benefit plans of the Company referred to in the Prospectuses (as defined in the Purchase Agreements) so long as the undersigned agrees to be bound by this Agreement with respect to shares of common stock issued upon such exercise and (ii) make bona fide gifts of shares of common stock of the Company so long as the transferee agrees to be bound by this Agreement with respect to such shares.


                                           Very truly yours,

                                           Signature:
                                                       -------------------------

                                           Print Name:
                                                       -------------------------


                                     D-2